Exhibit 10.17

ASSIGNMENT AND BILL OF SALE

This Assignment and Bill of Sale, effective as of 7:00 a.m., Central Standard Time the 1st day of August, 2005 (the "Effective Date"), is by and between Walter Johnson, [ADDRESS] (herein called "Assignor") and Affiliated Holdings, Inc., 1117 Herkimer St., Suite 110, Houston, Texas 77008 (herein called "Assignee").

W I T N E S S E T H:

WHEREAS, Assignor is the present owner of an interest in certain Oil, Gas and Mineral leases in Vermillion Parish, Louisiana, as more particularly identified on Exhibit "A" which is attached hereto and made a part hereof; and

WHEREAS, Assignor has agreed to assign, sell and transfer to Assignee all of its right, title and interest in and to the leases, wells and personal property attached thereto as described in Exhibit "A" attached hereto and made a part hereof, all for the consideration and on the terms and conditions as expressed herein.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor, subject to the terms hereof, does hereby GRANT, BARGAIN, SELL, TRANSFER, CONVEY and ASSIGN unto Assignee, it successors and assigns, effective as of the above stated date, the following:

A.	(1)
An undivided 22.2638% interest in and to the Leases described on Exhibit “A” attached hereto, together with a like interest in the wellbore of, and all production from, the C.P. Motty No. 7 Well (Serial No. 212782) located in Section 17, Township 12 South, Range 3 East, together with a like interest in all equipment and facilities associated with said well located on the lands affected by the Leases including, but not limited to, the equipment associated with said well shown on Exhibit “B” attached hereto LESS AND EXCEPT, however, all rights in, and production from, the wellbores of the wells listed in 2, 3 and 4 below, Assignee acquiring the interests in said wells and production as described in Paragraphs 2, 3 and 4, below.

            (2) An undivided 22.2638% interest in and to the wellbore for the C.P. Motty No. 8 Well (Serial No. 225998) located in Section 17, Township 12 South, Range 3 East, together with a like interest in all production from said well and a like interest in all equipment and Facilities associated with said well located on the lands affected by the Leases including, but not limited to, the equipment associated with said well shown on Exhibit “B” attached hereto.

         (3) An undivided 22.2638% interest in and to the wellbore for the C.P. Motty Saltwater Disposal Well (Serial No. 970797) located in Section 17, Township 12 South, Range 3 East, together with a like interest in all production from said well and a like interest in all equipment and Facilities associated with said well located on the lands affected by the Leases including, but not limited to, the equipment associated with said well shown on Exhibit “B” attached hereto.

         (4) An undivided 22.2638% interest in and to the wellbore for the C.P. Motty No. 2 Well (Serial No. 216890) located in Section 17, Township 12 South, Range 3 East, together with a like interest in all production from said well and a like interest in all equipment and Facilities associated with said well located on the lands affected by the Leases including, but not limited to, the equipment associated with said well shown on Exhibit “B” attached hereto.

(the interests described in Paragraph A(1), (2), (3) and (4) being hereinafter being collectively referred to as the “Lease Interests”), transfer of the Lease Interests herein being subject, however, to all reservations, provisions, conditions and burdens of record affecting the Leases.

B.
Any unitization, pooling, communitization agreements, declarations and orders relating to the Lease Interests and the units created thereby (including, without limitation, all units formed under orders, regulations, rules and other official acts of any federal, state or other governmental agency having jurisdiction), but only insofar as the same cover the Lease Interests, and subject additionally to the terms and provisions of said agreements, declarations and orders;

C.
Rights and obligations of Assignor accruing after the Effective Date under all presently existing oil and gas sales, purchase, exchange, transportation and processing agreements, casinghead gas contracts, operating agreements, farmouts and other contracts or agreements relating to the Lease Interests, as well as all gas balancing rights and obligations of Assignor respecting production prior to the Effective Date.

D.
All interests of Assignor in personal property, easements, permits, licenses, rights-of-way, gathering facilities, lease and well equipment, casing, tubing, and any and all other subsurface and surface equipment described on Exhibit B (hereinafter collectively called "Personal Property") situated upon or used in connection with the Lease Interests.

Provided further, however, the Personal Property herein described is assigned, transferred and accepted by Assignee WITHOUT WARRANTY, EITHER EXPRESSED, STATUTORY OR IMPLIED, WHETHER AS TO DESCRIPTION, CONDITION, QUALITY, FITNESS FOR ANY PURPOSE, MERCHANTABILITY, COMPLETENESS, CONFORMITY TO ANY MODEL, SAMPLE OR DESCRIPTION OR OTHERWISE. Assignee has had an opportunity to inspect said Personal Property and accepts same on an AS-IS, WHERE-IS BASIS, subject to all obvious and latent defects and all risks inherent in using and operating same.

The interests and rights specified in the foregoing subparagraphs A, B, C and D shall be collectively referred to herein as the "Properties."

TO HAVE AND TO HOLD the Properties, together with any and singular, the rights and privileges appertaining thereto, unto Assignee and its successors and assigns forever. Assignor warrants title to the Properties by, through or under Assignor, but not otherwise, effective from the date first above written and with full substitution and subrogation to all rights and actions of warranty against prior owners. Assignor further warrants that to the best of its knowledge, the Lease Interests assigned hereunder are in full force and effect as of the date hereof and that there is no existing, or to the best of your knowledge threatened, litigation affecting the Properties.

This Assignment and Bill of Sale and the rights transferred hereunder are subject to the terms and conditions of all unit agreements, as well as all operating agreements, pooling designations, unit orders, gas sales contracts and the production status of the Properties under all of same, as well as all other agreements and commitments presently in force, and any and all other matters, encumbrances and ownership interests as any of the foregoing may appear of record which may in anyway affect the Properties, the leases described in Exhibit "A" or the lands covered hereby, to all of which and the record thereof reference is made for all purposes.

Assignee agrees to assume its share of all obligations, expressed and implied, contained in the leases described on Exhibit "A", applicable operating and unit agreements, gas sales contracts and related agreements. Assignee specifically agrees to be responsible for its share of the proper plugging and abandoning of the wells presently located on the lands conveyed hereunder and the restoration of the surface in accordance with the terms of the applicable lease, as well as any wells subsequently drilled on such land, all as may be required by the applicable governmental authority having jurisdiction.

Assignor shall indemnify and save Assignee harmless from and against all claims, obligations, liabilities, losses or damages, costs or expenses (including, without limitation, all attorney fees, including trial and appeal) incurred or suffered by Assignee with respect to Assignor's ownership of the Properties and which accrue or relate to the time prior to the Effective Date, except with respect to plugging liability and Environmental Claims as provided below. Assignee shall indemnify and save Assignor harmless from all claims, obligations, liabilities, losses, damages, costs or expenses (including, without limitation, all attorney fees, including trial and appeal) incurred or suffered by Assignor with respect to Assignee's ownership of the Properties and which accrue or relate to the time after the Effective Date, except that Assignor accepts all liability, including indemnifying and holding Assignor harmless, in respect of (a) the cost of proper plugging and abandoning of the wells presently located on the Properties and the restoration of the surface in accordance with the terms of the applicable leases, as well as any wells subsequently drilled on such land, all as may be required by the applicable governmental authority having jurisdiction, and (b) Environmental Claims, whether accruing or relating to the time before or after the Effective Date, and whether relating to the subsurface or subsurface, or to groundwater in or under the Properties. “Environmental Claims” means claims, obligations, liabilities, losses, damages, costs or expenses of any kind or nature including but not limited to demands, fines, remediations, or penalties asserted by any governmental entity (including, without limitation, all attorney fees, including trial and appeal) asserted against, incurred or suffered by Assignor, which arise out of or are related to the environmental condition of the Properties, or under any Environmental Law. “Environmental Law” means any federal or state law, statute, rule or regulation, or municipal ordinance, rule or regulation, relating to (1) any chemical, substance, material, mixture, contaminant or pollutant, now or hereafter defined as a "hazardous substance" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, and all regulations thereunder, as amended from time to time; (2) petroleum, crude oil, or any fraction thereof; (3) any pollutant, contaminant, special waste or toxic substance or naturally occurring radioactive materials (“NORM”) now or hereinafter listed, defined by or subject to regulation under any federal, state or local statute, ordinance, rule, regulation, standard, policy, guidance, permit, order, administrative or judicial decision or pronouncement, previously, currently or hereafter in effect, as amended from time to time, pertaining to health, safety, or the environment, including without limitation, natural resources, environmental regulation, contamination, pollution, cleanup, or disclosure. Assignee has inspected or has had adequate opportunity to inspect the Properties with regard to Environmental Claims and does not rely on information provided by Assignor as to such matters. Neither party shall indemnify the other against gross negligence or intentional wrongful acts of the party seeking the indemnity.

Assignor agrees to execute, acknowledge and deliver to Assignee any other additional instruments, notices, division orders, transfer orders, assurances to third parties and other documents and to do such further acts as may be reasonably necessary to fully and effectively acknowledge and confirm the transfer of the Properties to Assignee.

This Assignment and Bill of Sale may be executed in any number of counterparts and each such counterpart shall be deemed an original agreement for all purposes; provided that no party shall be bound to this agreement unless and until all parties have executed a counterpart. For purposes of assembling all counterparts into one document, the signature page may be detached from one or more counterparts and, after signature thereof by the respective party, attach each signed signature page to a counterpart. For the purposes of this agreement, execution of the agreement by facsimile shall be considered as an original signature.

EXECUTED this ____ day of August 2005 but effective as of the Effective Date.

WALTER JOHNSON

By: _________________________
Walter Johnson

AFFILIATED HOLDINGS, INC.

By: ________________________
Carl A. Chase

Its: Executive Vice President

Execution Version

STATE OF TEXAS
COUNTY OF HARRIS

The foregoing instrument was acknowledged by me on the _____ day of August 2005, by Carl A. Chase, Executive Vice President of Affiliated Holdings, Inc., on behalf of said corporation.

(S E A L)      _____________________________
Notary Public

STATE OF TEXAS
COUNTY OF HARRIS

The foregoing instrument was acknowledged by me on the _____ day of August 2005, by Walter Johnson behalf of himself.

(S E A L)      _____________________________
Notary Public

Execution Version

EXHIBIT A

Leases

To that certain Assignment and Bill of Sale dated August 1, 2005 between
Walter Johnson and Affiliated Holdings, Inc.

Lessor	Lessee	Recordation

Jeannette Montagne Motty, et al	Walter Johnson	20100871
Jeannette Montagne Motty, et al	Walter Johnson	20101948
Charles Motty Hamner, et al	Walter Johnson	20100872
Roger Sellers, et al	Walter Johnson	20100873

Execution Version

EXHIBIT B

Equipment

To that certain Assignment and Bill of Sale dated August 1, 2005 between
Walter Johnson and Affiliated Holdings, Inc.

C. P. MOTTY SWD #l
SN 970797

1.	Wheatley Saltwater Pump SN 160018502071- Triplex with M C

Electric Motor HP 25 SN 9-390028.61

2.  One 500 bbl Bolted Tank 8' x 21.6'

3.  Two 300 bbl Welded Steel Tanks 15' x 16'

C.P. MOTTY #8
SN 225998

1. One PMSE 30" x 15' 1200 PSI WP Two Phase Separator SN 32875

2.  One Kenwind 4' x 20' 50 PSI WP Heater Treater SN T78503

3.  Two 400 bbl Welded Steel O l Storage Teaks

4.  Pumping Tee, Anchors & Others Assembly Valves & Fittings

C.P. MOTTY #7
SN 2127

1.  One 4' x 20' Vertical Beater Treater SN 1335

2.  One Permian 36" x 10' 125 PSI WP Three Phase Separator SN 30045

3.  Two 400 bbl Welded Steel Oil Storage Tanks

4.  Dehy Unit and Separator
Sm 12" x 10' 1440 PSI Packed Contact Tower SNI4001
Smith 125M BTU Glycol Regenerator 8N31051
2" Meter Run

5.  Back Pressure valves

6.	One 2 1/16" WKM 5M X-MAS TREE consisting of two mater valves, one swab valve, one manual wing, one actuated wing, and an adjustable choke